UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  August 20, 2007

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CHDT CORPORATION

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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FLORIDA	0-28331	84-1047159

(State of Incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

CHINA DIRECT TRADING CORPORATION

(Former name or former address, if changed since last report.)

350 Jim Moran Blvd.

Suite 120

Deerfield Beach, Florida 33442

(Address of principal executive offices)

(954) 252-3440 (Registrant's

telephone number, including area code)

10400 Griffin Road, Suite 109

Cooper City, Florida 33328

(former address of Reporting Company)

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sale of Equity Securities

On August 20, 2007, CHDT Corp. agreed to issue “restricted” shares of its Common Stock, $0.0001 par value per share, (“Common Stock”) to pay-off the following two outstanding promissory notes held by Howard Ullman, Chairman of the CHDT Corp. Board of Directors for money loaned to CHDT Corp.: (a) $250,000 principal amount promissory note, dated June 29, 2006, and (b) $50,000 principal amount promissory note, dated August 20th, 2007. CHDT Corp. will issue 2,804,947 “restricted” shares of its Common Stock to pay-off the $250,000 principal amount promissory note (based on $0.09 per share conversion) and 2,500,000 “restricted” shares of Common Stock to pay-off the $50,000 promissory note (based on a $0.02 conversion). The issuance of these shares will be made within 10 days of the date of this Report.

CHDT Corp. has decided to pay-off these promissory notes in order to remove the debts from the financial statements and to preserve cash that would have been used for paying off the promissory notes for working capital, especially the current effort to launch and promote the new STP-branded consumer products next month.

“STP” is a trademark of Clorox Corp.

The decision to pay-off these promissory notes was approved by the independent directors of CHDT Corp.

Item  9.01 — Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	CHDT Corp. Press Release, dated August 20, 2007, re: issuance of stock to pay-off loans from Howard Ullman

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date: August 20, 2007	By: /s/ Stewart Wallach

Stewart Wallach Chief Executive Officer & President

EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

August 21, 2007

CHDT CORP. RETIRES INSIDER NOTES FOR $300,000

DEERFIELD BEACH, FL: CHDT Corporation, a Florida corporation (formerly “China Direct Trading Corp.”)(OTCBB Symbol: CHDO.OB)(CHDT) announced today that it has reached an agreement with Howard Ullman, Chairman of the Board of Directors of CHDT, to issue “restricted” shares of Common Stock to retire two promissory notes held by Mr. Ullman for $300,000 loaned to CHDT in 2006.

CHDT and Mr. Ullman agreed to the pay off the two promissory notes, one for $250,000 principal amount and the other for $50,000 principal amount, in order to eliminate the insider debt from the CHDT financials and preserve available cash that would have been used to service these two promissory notes for working capital, including the September 2007 launch of the STP-branded consumer products.

The conversion of the promissory notes was based on $0.09 per share for the $250,000 principal amount promissory note, dated June 29, 2006, and $0.02 per share for the $50,000 principal amount promissory note, dated August 19th, 2007. Based on said conversion rates, Mr. Ullman will be issued 2,804,947 “restricted” shares of CHDT Common Stock and 2,500,000 “restricted” shares of CHDT Common Stock, respectively, in the next 10 days for pay-off of the entire principal and interest due under said promissory notes.

About: CHDT Corporation (http://www.CHDTcorp.com) is a holding company engaged through its operating subsidiaries in the following business lines: Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products. Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials. Any reference to URL’s does not incorporate the contents of those URL’s into this press release or any SEC filing containing or referencing this press release.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information herein, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. You should consider the risk factors set forth in CHDT's current and future filings with the SEC when reading this Press Release.

Contact:

Contact:
China Direct
Rich Schineller
(646)-257-3902
rschineller@chdtcorp.com